Exhibit 99.1B

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD
FINANCIAL STATEMENTS
DECEMBER 31, 2008 and 2007

Contents

Page

Reports of Independent Registered Public Accounting Firms	1-2

Financial Statements:	3

Balance Sheets as of December 31, 2008 and 2007	4

Statements of Operations for the Years Ended December 31, 2008 and 2007	5

Statements of Shareholders’ Equity for the Years Ended December 31, 2008 and 2007	6

Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	7-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Hainan Jien Intelligent Engineering Co., Ltd.

We have audited the accompanying balance sheet of Hainan Jien Intelligent Engineering Co., Ltd. (“the Company”) as of December 31, 2008, and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Morison Cogen, LLP

Bala Cynwyd, Pennsylvania
November 16, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of Hainan Jien Intelligent Engineering Co. Ltd.

We have audited the balance sheet of Hainan Jien Intelligent Engineering Co. Ltd.  (the “Company”) as of December 31, 2007 and the related statements of income and other comprehensive income, shareholders equity and cash flows for year then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Goldman Parks Kurland Mohidin LLP

Encino, California
April 15, 2008

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
BALANCE SHEETS
AS OF
DECEMBER 31, 2008 and 2007
(AUDITED)
ASSETS	December 31, 2008	December 31, 2007

CURRENT ASSETS
Cash & cash equivalents	$68,101	$291,129
Restricted cash	3,449	-
Accounts receivable, net	1,415,415	651,288
Retentions receivable	53,716	98,395
Prepaid expenses	257,306	-
Other receivables	108,333	143,929
Inventory	118,800	17,134

Total current assets	2,025,120	1,201,875

RETENTIONS RECEIVABLE	202,666	98,886

PROPERTY AND EQUIPMENT, net	78,919	37,219

TOTAL ASSETS	$2,306,705	$1,337,980

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$409,221	$349,966
Unearned revenue	268,725	-
Tax payable	235,774	334,329
Other payables and accrued liabilities	80,740	50,129

Total current liabilities	994,460	734,424

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	120,824	120,824
Statutory reserve	67,737	44,738
Accumulated other comprehensive income	83,016	31,765
Retained earnings	1,040,668	406,229

Total stockholders' equity	1,312,245	603,556

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,306,705	$1,337,980

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR YEARS ENDED
DECEMBER 31, 2008 and 2007
(AUDITED)

	YEARS ENDED
	DECEMBER 31
	2008	2007

Net sales	$5,554,357	$3,580,253

Cost of goods sold	(4,403,810)	(2,732,574)

Gross profit	1,150,547	847,679

Operating expenses
Selling expenses	(103,774)	(15,351)
General and administrative expenses	(385,486)	(346,918)

Total operating expenses	(489,260)	(362,269)

Income from operations	661,287	485,410

Non-operating income (expenses)
Interest income	189	102
Interest expense	(2,937)	(723)
Other income	547	6,551
Other expenses	(1,648)	(2,778)

Total non-operating income (expenses)	(3,849)	3,152

Net income	$657,438	$488,562

Other comprehensive item
Foreign currency translation	51,251	26,990

Comprehensive Income	$708,689	$515,552

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR YEARS ENDED
DECEMBER 31, 2008 and 2007
(AUDITED)

	Paid in capital	Statutory reserves	Other comprehensive income	(Accumulated deficit) / Retained earnings	Total

Balance at January 1, 2007	$120,824	$-	$4,775	$(37,595)	$88,004

Net income for the year	-	-	-	488,562	488,562

Transfer to statutory reserves	-	44,738	-	(44,738)	-

Foreign currency translation gain	-	-	26,990	-	26,990

Balance at December 31, 2007	120,824	44,738	31,765	406,229	603,556

Net income for the year	-	-	-	657,438	657,438

Transfer to statutory reserves	-	22,999	-	(22,999)	-

Foreign currency translation gain	-	-	51,251	-	51,251

Balance at December 31, 2008	$120,824	$67,737	$83,016	$1,040,668	$1,312,245

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
STATEMENTS OF CASH FLOW
FOR YEARS ENDED
DECEMBER 31, 2008 and 2007
(AUDITED)

	YEARS ENDED
	DECEMBER 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$657,438	$488,562
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation	21,286	13,638
Change in allowance for doubtful accounts	27,487	-
(Increase) decrease in current assets:
Restricted cash	(3,394)	-
Accounts receivable	(736,318)	(570,299)
Retentions receivable	(45,095)	(174,676)
Prepaid expenses and other receivables	(208,649)	(32,745)
Inventory	(98,914)	(11,249)
Increase (decrease) in current liabilities:
Accounts payable	35,132	213,128
Unearned revenue	264,449	-
Other payables and accrued liabilities	28,004	34,326
Tax payable	(119,130)	173,530

Net cash (used in) provided by operating activities	(177,704)	134,215

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(59,858)	(1,531)

Net cash used in investing activities	(59,858)	(1,531)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to (from) related parties	(1,200)	100,565

Net cash (used in) provided by financing activities	(1,200)	100,565

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	15,734	13,080

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(223,028)	246,329

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	291,129	44,800

CASH & CASH EQUIVALENTS, END OF YEAR	$68,101	$291,129

Supplemental Cash flow data:
Interest paid	$2,985	$1,344

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 and 2007
(Audited)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Hainan Jien Intelligent Engineering Co. Ltd. (the “Company” or “Jien”) was incorporated in the Hainan Province, People’s Republic of China (“PRC”) in 1999.  Jien is engaged in providing full service of design and installation of intelligentized equipment for business and residential communities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with US GAAP.  The Company’s functional currency is the Chinese Renminbi; however, the accompanying financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2008, the Company maintained total restricted cash of $3,449 in a bank account, represented cash deposit from a customer for partial settlement of retention receivable that is due in 2011. The restricted cash will be released in 2011 after the retention period expires.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company made allowance of approximately $27,931 and $1,692 at December 31, 2008 and 2007, respectively.

At December 31, 2008 and 2007, the Company had retentions receivable for product quality assurance in the amount of $256,832 and $197,281, respectively.  The retention rate varies from 3% to 5% of the sales price with variable terms from 1 year to 3 years.  At December 31, 2008, $53,716 of the retentions receivable are current and due within one year, and $202,666 of the retentions receivable are noncurrent.  At December 31, 2007, $98,395 of the retentions receivable are current and due within one year, and $98,886 of the retentions receivable are noncurrent.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a first in, first out basis.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with a 5% salvage value and estimated lives ranging from 5 to 20 years as follows:

Building                                                      20 years
Leasehold improvements                         Shorter of lease term or 10 years
Vehicle                                                        5 years
Office Equipment                                      5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of December 31, 2008 and 2007, there were no significant impairments of its long-lived assets.

Warranties

The Company offers warranty to its customers on its products for a period from three months to three years depending on the contract terms negotiated with the customers; most of warranty term is one year. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company's selling expenses and other payable respectively, and is recorded at the time revenue is recognized. Factors that affect the Company's warranty liability include the number of sold equipment, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

The Company's warranty reserve at December 31, 2008 was as follows:

Beginning balance	$-
Provisions made	73,715
Changes in estimates	-
Actual costs incurred	(28,943)
Ending balance, included in other payables and accrued expenses	$44,772

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At December 31, 2008 and 2007, the Company did not take any uncertain positions that would necessitate recording of tax related liability.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company records its revenue when certain milestones as defined in the service contract are reached. These service contracts have clear milestones and deliverables with distinct values assigned to each milestone.  The milestones do not require the delivery of multiple elements as noted in Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” ("EITF No. 00-21").   In accordance with SAB No. 104, the Company treats each milestone as an individual revenue agreement and only recognizes revenue for each milestone when all the conditions of SAB 104 defined earlier are met.

The Company is qualified as a small business so that all of the Company’s products sold or services provided in the PRC are subject to a fixed low value-added tax (“VAT”) of 4% of the gross sales price regardless of the VAT paid.  Sales revenue represents the invoiced value of goods or services, net of VAT.  This VAT cannot be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished.

VAT deducted from sales was $ 8,357 and $ 39,039 for the year ended December 31, 2008 and 2007, respectively.  Sales are recorded net of VAT collected as the Company acts as an agent for the government.

The standard warranty of the Company is provided to its customers and is not considered an additional service; rather it is considered an integral part of the product and services’ sale. The Company believes that the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 separation and allocation model for a multiple deliverable arrangement. FAS 5 specifically address the accounting for standard warranties and neither SAB 104 nor EITF 00-21 supersedes FAS 5. The Company believes that accounting for its standard warranty pursuant to FAS 5 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

Cost of Revenue

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the service.  Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses SFAS 130 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended December 31, 2008 and 2007 included net income and foreign currency translation adjustments.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with USA GAAP in the United States (the GAAP hierarchy).  SFAS 162 adoption did not have an impact on the Company’s financial statements.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FASB Staff Position FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), and requires additional disclosures. The objective of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (R), “Business Combinations” (“SFAS 141(R)”), and other accounting principles generally accepted in the USA. FSP FAS 142-3 applies to all intangible assets, whether acquired in a business combination or otherwise and shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The guidance for determining the useful life of intangible assets shall be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements apply prospectively to all intangible assets recognized as of, and subsequent to, the effective date. Early adoption is prohibited. FSP FAS 142-3 is not currently applicable to the company.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.”  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after November 15, 2008. SFAS 161 is not currently applicable to the company.

Fair value of measurements

On January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements,” SFAS 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The three levels are defined as follow:

	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.


Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2008, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51

In December 2007, FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51." SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company expects SFAS 160 will have an impact on accounting for business combinations, but the effect is dependent upon acquisitions at that time.

Business Combinations

SFAS 141 (Revised 2007), Business Combinations (SFAS 141(R)), is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009. SFAS 141(R) changes how the acquisition method is applied in accordance with SFAS 141. The primary revisions to this Statement require an acquirer in a business combination to measure assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of that date, with limited exceptions specified in the Statement. This Statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with the Statement). Assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date are to be measured at their acquisition-date fair values, and assets or liabilities arising from all other contingencies as of the acquisition date are to be measured at their acquisition-date fair value, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements. This Statement significantly amends other Statements and authoritative guidance, including FASB Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method, and now requires the capitalization of research and development assets acquired in a business combination at their acquisition-date fair values, separately from goodwill. FASB Statement No. 109, Accounting for Income Taxes, was also amended by this Statement to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. The Company expects SFAS 141R will have a significant impact on accounting for business combinations, but the effect is dependent upon acquisitions at that time.

Accounting for Non-Refundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities

In June 2007, FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities,” which addresses whether non-refundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. EITF 07-03 is effective for fiscal years beginning after December 15, 2008.  The adoption of EITF 07-03 is not expected to have a significant impact on the Company’s financial statements.

3. INVENTORY

Inventory at December 31, 2008 and 2007 consisted of raw material and work in process as follows.

	December 31,
Inventory	2008	2007
Raw material	$37,224	17,134
Work in process	81,576	--
	$118,800	17,134

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2008 and 2007, respectively:

	December 31,
	2008	2007
Leasehold Improvement	$100,692	--
Office equipment	41,615	76,343
Less: Accumulated depreciation	(63,388)	(39,124)
	$78,919	37,219

Depreciation expense for the years ended December 31, 2008 and 2007 was $ 21,286 and $13,638, respectively.

5. PREPAID EXPENSES
Prepaid expenses consisted of prepayments to vendors for materials and parts for the projects which have not commenced at balance sheet date.  Prepaid expenses were $257,306 and $0 at December 31, 2008 and 2007, respectively.

6. OTHER RECEIVABLES

Other receivables consisted of prepayment to vendors and sub-contractors and cash advances to employees for normal business purposes such as travelling expense. At December 31, 2008 and 2007, the amount was $108,333 and $143,929, respectively.

7. MAJOR CUSTOMERS AND VENDORS

Four major customers accounted for 80% of the Company’s net revenue for 2008, each customer accounted for approximately 52%, 11%, 9% and 8% of net sales. At December 31, 2008, the total receivable balance due from these customers was $ 1,149,240.

Four major customers accounted for 65% of the Company’s net revenue for 2007, each customer accounted for approximately 25%, 18%, 12%, and 10% of net sales.  At December 31, 2007, the total receivable balance due from these customers was $591,060.

Two major vendors provided 83% and 25% of the Company’s purchases of raw materials for year 2008 and 2007.  The Company had total accounts payable to these two vendors of $ 360,262 and $54,780 at December 31, 2008 and 2007, respectively.

8. TAX PAYABLE

Tax payable consisted of the following at December 31, 2008 and 2007 as follows:

	December 31,
	2008	2007
Income tax payable	$147,620	215,898
Value added tax payable	648	57,829
Business tax payable	83,370	54,726
Other taxes payable	4,136	5,876
	$235,774	334,329

9. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at December 31, 2008 and 2007, respectively:

	December 31,
	2008	2007
Payable to Subcontractors	$17,482	$-
Salary and welfare payable	4,258	17,562
Payable to employees for expense reimburse	12,100	-
Warranty reserve	44,772	-
Deposit from customers for construction	-	28,509
Other payables	2,128	4,058
Total	$80,740	$50,129

10. UNEARNED REVENUE

Unearned revenue represented amounts received from customers but services has not been provided or completed. As of December 31, 2008 and 2007, the amount was $ 268,725 and $0, respectively.

11. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special district, which are generally subject to tax at a statutory rate of 15% before year 2008 on income reported in the statutory financial statements after appropriated tax adjustments.

The Company is qualified as a small business in the construction industry in PRC.  The Company was subject to 2.7% and 2.4% tax rate on net sales in 2008 and 2007, respectively. The tax rate will increase to 3% of net sales in 2009. Since the tax is based on sales, under US GAAP, it is not income tax. Accordingly, $ 144,973 and $ 85,926 have been recorded as general and administrative expense for 2008 and 2007 respectively.

12. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. For the year ended December 31 2008, the Company transferred approximately $23,000 to the reserve as the amount reached 50% of the Company’s registered capital. For the year ended December 31, 2007, the Company made $44,738 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund that the Company can elect to transfer 5% to 10% of its net income to this fund.  The Company did not make any contribution to this fund for the year ended December 31, 2008 and 2007.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

Pursuant to the "Circular of the Ministry of Finance (MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, companies transferred the balance of SCWF (Statutory Common Welfare Fund) as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF was charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2005, the Company did not have a deficit in the SCWF.

13. COMMITMENTS

The Company leased its office under long term, non-cancelable, and renewable operating lease agreements on November 8, 2007 with expiration date on November 7, 2009.  The Company will pay the rents month-by-month after the expiration date.

Future minimum rental payments required under this operating lease though November 7, 2009 is $ 35,202.  Total rental expense for the years ended December 31, 2008 and 2007 were approximately $14,000 and $5,000, respectively.

14. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.